Exhibit 10.99

EVO TRANSPORTATION & ENERGY SERVICES, INC.

AMENDED STOCK OPTION AGREEMENT

THIS AMENDED STOCK OPTION AGREEMENT (“Amended Option Agreement”) is entered into as of March 18, 2022, by and between EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”) and Danny Cuzick (the “Optionee”).

WHEREAS, under the EVO Transportation & Energy Services, Inc. Amended and Restated 2018 Stock Incentive Plan (“Plan”), the Optionee entered into a Stock Option Agreement, with a Grant Date of February 27, 2020 providing the Optionee with an option to purchase 1,400,000 shares of Common Stock of the Company, with an Exercise Price of $2.50 per share, for a total Exercise Price of $3,500,000.00 (“Original Option Agreement”);

WHEREAS, the Company has confirmed that the Exercise Price of $2.50 per share is not less than the Fair Market Value of the Common Stock as of the date of this Amended Option Agreement;

WHEREAS, the Company and the Optionee desire for this Amended Option Agreement to no longer be subject to or governed by the terms of the Plan; and

WHEREAS, the Company and the Optionee desire to amend the Original Option Agreement in its entirety, as set forth herein in this Amended Option Agreement.

NOW THEREFORE, the Company and the Optionee agree as follows:

1.
Definitions. The following terms have the meanings set forth below, unless the context clearly otherwise requires:

(a)
“Board” means the Board of Directors of the Company.

(b)
“Cause” means:
i.
“Cause” as defined in any employment or other agreement or policy applicable to the Optionee; or

ii.
If no such agreement or policy exists, (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) substantial failure on the part of the Optionee to perform his duties to the Company or any Subsidiary or gross negligence on the part of the Optionee in the performance of such duties, (iii) any unlawful or criminal activity of a serious nature, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

(c)
“Change of Control” of the Company means the occurrence of any of the following events:

i.
The sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) except where such sale, lease, exchange or other transfer is to an entity controlled by the Company;

ii.
The approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

iii.
Any person becomes after August 13, 2018 the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors; or

iv.
A merger or consolidation to which the Company is a party if the persons who are the stockholders of the Company immediately prior to effective date of such merger or consolidation have “beneficiary ownership” (as defined in Rule 13d-3 under the Exchange Act), immediately following the effective date of such merger or consolidation, of securities of the surviving corporation representing fifty percent (50%) or less of the combined voting power of the surviving corporation’s then outstanding securities ordinarily having the right to vote at elections of directors.

(d)
“Code” means the Internal Revenue Code of 1986, as amended.

(e)
“Committee” means the Board or the committee of the Board designated to administer this Amended Option Agreement.

(f)
“Common Stock” means the common stock of the Company, $.0001 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 11 of this Amended Option Agreement.

(g)
“Disability” means the disability of the Optionee such as would entitle the Optionee to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Optionee or, if no such plan exists or is applicable to the Optionee, the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, for all Incentive Stock Options, “disability” means the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code.

(h)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)
“Fair Market Value” means, with respect to the Common Stock, as of any date: (i) the last reported sale price of a share of Common Stock as of such date during the regular daily trading session on the Nasdaq Stock Market or on any national exchange (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote); or (ii) if the Common Stock is publicly traded but is not so listed, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, in the over-the-counter market (or, if no shares were quoted on such date, as of the next preceding date on which there was such a quote); or (iii) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, taking into account all available information material to the value of the Common Stock, and consistent with the definition of “fair market value” under Section 409A of the Code.

(j)
“Securities Act” means the Securities Act of 1933, as amended.

(k)
“Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.
Grant of Option. The Company hereby grants to the Optionee an option (the “Amended Option”) to purchase the number of shares of Common Stock of the Company (the “Shares”) set forth below, at the exercise price per Share set forth below (the “Exercise Price”), subject to the terms and conditions of this Amended Option Agreement.

Grant Number:	4
Optionee:	Danny Cuzick
Grant Date:	February 27, 2020
Vesting Commencement Date:	February 27, 2020
Total Number of Shares of Stock Subject to the Option:	1,400,000 Shares
Exercise Price per Share:	$2.50 per Share
Total Exercise Price:	$3,500,000.00
Type of Option:	Non-Statutory Stock Option
Term/Expiration Date:	February 27, 2030
Earlier Expiration:	See Section 6.

3.
Vesting Schedule. This Amended Option may be exercised, in whole or in part, in accordance with the following schedule:
(a)
Vesting. As of the Vesting Commencement Date, this Amended Option was fully vested and exercisable with respect to all of the Shares subject to this Amended Option. This Amended Option may be exercised, in whole or in part, at any time or from time to time until this Amended Option expires pursuant to Section 6 of this Amended Option Agreement.

(b)
Treatment Upon a Change in Control. In the event of a Change in Control of the Company, the Committee, in its sole discretion, may take one or more of the following actions with respect to this Amended Option:

i.
the cancellation of this outstanding Amended Option not exercised prior to a date specified by the Committee;

ii.
the continuance of this Amended Option;

iii.
the replacement or exchange of this Amended Option for options to purchase similar securities of the successor person in the Change in Control;

iv.
the substitution for outstanding options of shares of common stock of the person acquiring control of the Company or a related corporation; or

v.
with respect to some or all of the shares of common stock subject to this Amended Option, as of the effective date of any such Change in Control of the Company, the receipt of cash in an amount equal to the excess of the per share price paid in connection with the Change in Control of the Company over the exercise price per share of the Amended Option, multiplied by the number of shares subject to this Amended Option.

4.
Exercise of Option.
(a)
Right to Exercise. This Amended Option will be exercisable during its term in accordance with the vesting schedule set forth in Section 3 of this Amended Option Agreement and with the applicable provisions of this Amended Option Agreement. This Amended Option may not be exercised for a fraction of a Share.

(b)
Duration of Exercisability. Each Share which becomes vested and exercisable pursuant to the vesting schedule set forth in Section 3 of this Amended Option Agreement will remain vested and exercisable until this Amended Option expires pursuant Section 6 of this Amended Option Agreement.

(c)
Method of Exercise. This Amended Option will be exercisable by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”), stating the election to exercise the Amended Option and the number of Shares with respect to which the Amended Option is being exercised (the “Exercised Shares”), and containing such other representations and agreements as may be required by the Company pursuant to the provisions of this Amended Option Agreement. The Exercise Notice must be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. The Optionee will also be required to make adequate provision for all withholding taxes relating to the exercise as a condition to the exercise of the Amended Option. This Amended Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and arrangement for the adequate provision for the withholding taxes relating to the exercise.

(d)
Issuance of Shares. No Shares will be issued pursuant to the exercise of the Amended Option unless such issuance and exercise complies with applicable laws. Assuming such compliance, for income tax purposes the Shares will be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Exercised Shares.

(e)
Restrictions on Exercise. This Amended Option may not be exercised if the issuance of Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

(f)
Investment Representations. Unless the Shares have been registered under the Securities Act, at the time this Option is exercised, the Exercise Notice delivered to the Company by the Optionee will, if required by the Company, contain the investment representations included in the form of Exercise Notice attached hereto as Exhibit A.

5.
Method of Payment. The aggregate Exercise Price may be paid by any of the following methods, or a combination thereof, at the election of the Optionee:

(a)
cash or check; or
(b)
surrender of other shares of Common Stock which (i) in the case of shares acquired from the Company, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of the exercise equal to the aggregate Exercise Price of the Exercised Shares.
6.
Expiration of Option. This Amended Option will expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(a)
Expiration of Term of Option. The Term/Expiration Date set forth in Section 2 of this Amended Option Agreement;
(b)
Termination of Service without Cause. The expiration of three months from the date of the Optionee’s voluntary or involuntary termination of service to the Company, unless the Optionee’s service is terminated for Cause or such termination occurs by reasons of the Optionee’s death or Disability;
(c)
Cause. The date of the Optionee’s termination of service if the Optionee’s service is terminated for Cause, or the date of written notice from the Company to the Optionee of a material breach of any confidentiality or non-compete agreement entered into with the Company, if the Optionee commits such material breach either during or after the Optionee’s period of service to the Company; or

(d)
Death or Disability. The expiration of one year from (i) the date of the Optionee’s death, either during or after the Optionee’s period of service to the Company or (ii) the date of termination of the Optionee’s service by reason of the Optionee’s Disability; or

(e)
Cancellation upon Change in Control. The cancellation of this Option by action of the Committee pursuant to Section 3(b) of this Amended Option Agreement, in connection with a Change in Control of the Company.

7.
Non-Transferability of Option. This Amended Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of this Amended Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8.
Lock-Up Period. The Optionee hereby agrees that, if so requested by the Company or the representative of the underwriters (the “Managing Underwriter”) in connection with an underwritten public offering of Common Stock of the Company under the Securities Act, the Optionee will not sell, offer to sell or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock (or other securities) of the Company held by the Optionee (other than those included in the registration) for such period of time after execution of an underwriting agreement in connection with such offering for which all of the Company’s then directors and executive officers agree to be similarly bound (the “Market Standoff Period”). The Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the Managing Underwriter which are consistent with the foregoing or which are necessary to give further effect thereto; but the Optionee will be bound by the provisions of this Section whether or not the Optionee executes such other agreements requested by the Company or the Managing Underwriter. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such Market Standoff Period. The Optionee agrees that any transferee of the Option or shares acquired pursuant to the Option will be bound by this Section.

9.
Tax Obligations.

(a)
Withholding Taxes. The Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining the Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Amended Option exercise. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

10.
Administration.

(a)
This Amended Option Agreement will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Amended Option Agreement will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are “outside directors” within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in this Amended Option Agreement, “Committee” will refer to the Board or to such a committee if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Amended Option Agreement pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Amended Option Agreement in its sole and absolute discretion without the consent of the Optionee or other party, unless the Amended Option Agreement provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Amended Option Agreement will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the Optionee and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Amended Option Agreement.

(b)
The Committee will have the authority to amend or modify the terms of this Amended Option Agreement in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of the Amended Option Agreement, extend the term of the Amended Option Agreement, terminate any restrictions relating to the Amended Option Agreement, accept the surrender of this Amended Option Agreement or, to the extent not previously exercised, authorize the grant of a new Option Agreement in substitution for the surrendered Amended Option Agreement; provided, however, that such amended or modification does not cause the Amended Option Agreement to become subject to Section 409A of the Code, and that the Optionee adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to the Amended Adoption Agreement, however, will be deemed to be a re-grant of the Amended Option Agreement.

11.
Adjustments to Shares and Option Agreement. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, compensation of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other similar change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under this Amended Option Agreement and, in order to prevent dilution or enlargement of the rights of the Optionee, (a) the number and kind of securities or other property (including cash) subject to outstanding Options, and (b) the exercise price of outstanding Options.

12.
NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR, OR CONSULTANT FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP (A) AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE; (B) AS A CONSULTANT PURSUANT TO THE TERMS OF THE OPTIONEE’S AGREEMENT WITH THE COMPANY OR AN AFFILIATE; OR (C) AS A DIRECTOR PURSUANT TO THE BYLAWS OF THE COMPANY AND ANYAPPLICABLE PROVISIONS OF THE CORPORATE LAW OF THE STATE OR OTHER JURISDICTION IN WHICH THE COMPANY IS DOMICILED, AS THE CASE MAY BE.

13.
Entire Agreement; Governing Law. This Amended Option Agreement constitutes the entire agreement of the parties regarding the acquisition of stock in the Company and supersede in their entirety all prior oral and written undertakings and agreements of the Company and the Optionee on that subject (including, but not limited to, the Original Option Agreement), with the exception of any other options previously granted and delivered to the Optionee. This agreement may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of the State of Minnesota.

14.
2018 Stock Incentive Plan. The Original Option Agreement was granted under the EVO Transportation & Energy Services, Inc. Amended and Restated 2018 Stock Incentive Plan. This Amended Option Agreement, however, is not governed by or subject to the terms of the EVO Transportation & Energy Services, Inc. Amended and Restated 2018 Stock Incentive Plan.

[Signature page follows]

By the Optionee’s signature and the signature of the Company’s representative below, the Optionee and the Company agree that this Amended Option is granted under and governed by the terms and conditions of this Amended Option Agreement. The Optionee has reviewed this Amended Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Amended Option Agreement and fully understands all provisions of the Amended Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors (or any Committee to whom the Board has delegated administration of the Amended Option Agreement) upon any questions relating to this Amended Option Agreement.

The Optionee further agrees to notify the Company of any change in the Optionee’s residence address indicated below.

OPTIONEE:	EVO TRANSPORTATION & ENERGY SERVICES, INC.
/s/ Danny Cuzick (Signature)	By: /s/ Thomas J. Abood Title: CEO
Danny Cuzick	Thomas Abood
(Print Name) Address: 8285 W. Lake Pleasant Parkway Peoria, AZ 85382	(Print Name) Address: 2075 W. Pinnacle Peak Rd., Phoenix, AZ 85027

Exhibit A

EVO TRANSPORTATION & ENERGY SERVICES, INC.

EXERCISE NOTICE

EVO Transportation & Energy Services, Inc.

1.
Exercise of Option. Effective as of the Exercise Date set forth below, the undersigned (the “Purchaser”) hereby elects to exercise the Purchaser’s Option to purchase shares of the Common Stock (the “Shares”) of EVO Transportation & Energy Services, Inc. (the “Company”) under and pursuant to the Amended Stock Option Agreement bearing the Grant Number and Grant Date set forth below (the “Amended Option Agreement”). The Amended Option is being exercised with respect to the number of Shares stated below (the “Exercised Shares”).

Exercise Date:	, 20
Purchaser:
Grant Number:
Grant Date:	, 20
Number of Exercised Shares:	Shares
Exercise Price per Share:	$ per Share
Total Exercise Price:	$

2.
Delivery of Payment. The Purchaser herewith delivers to the Company the total Exercise Price for the Shares, and any and all withholding taxes due in connection with the exercise of the Option, in the form of (check one or more):


Cash or check; or

Surrender of other shares of Common Stock that, in the case of shares acquired from the Company, have been owned by the Purchaser for more than six (6) months on the date of surrender.

3.
Representations of Purchaser. In connection with the purchase of the Shares, the Purchaser represents to the Company as follows:

(a)
The Purchaser (i) acknowledges that the Purchaser has received, read and understood the Amended Option Agreement, (ii) agrees that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Amended Option Agreement, and (iii) agrees to abide by and be bound by their terms and conditions.

(b)
The Purchaser agrees (i) to provide such additional documents as the Company may require pursuant to the terms of the Amended Option Agreement and (ii) to provide for the payment by the Purchaser to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of the Amended Option.

(c)
The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.
(d)
The Purchaser is acquiring these Shares for investment for the Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(e)
The Purchaser acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares.

(f)
The Purchaser understands that the certificate evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

5.
Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the shares of Common Stock subject to the Amended Option, notwithstanding the exercise of the Amended Option. The Shares will be issued to the Purchaser as soon as practicable after the Option is exercised in accordance with the Amended Option Agreement. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance of the Shares.

6.
Tax Consultation. The Purchaser understands that the Purchaser’s purchase or disposition of the Shares will have certain tax consequences, some of which may be adverse tax consequences. The Purchaser represents that the Purchaser has consulted with any tax consultants the Purchaser deems advisable in connection with the purchase or disposition of the Shares and that the Purchaser is not relying on the Company for any tax advice.

7.
Restrictive Legends and Stop-Transfer Orders.
(a)
Legends. The Purchaser understands and agrees that the Company will cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COMPANY COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY TRANSFER THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE COMPANY OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A MARKET STANDOFF PERIOD FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b)
Stop-Transfer Notices. The Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)
Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares are transferred in violation of any of the provisions of this Exercise Notice.

8.
Binding Effect. Subject to the restrictions on transfer herein set forth, this Exercise Notice will inure to the benefit of and be binding upon the Purchaser and his or her heirs, executors, administrators, successors and assigns.
9.
Entire Agreement; Governing Law. The Amended Option Agreement is incorporated herein by reference. This Exercise Notice and the Amended Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and the Purchaser. The Amended Option Agreement is governed by the internal substantive laws but not the choice of law rules, of the State of Minnesota.

[Signature page follows]

[To be signed upon the exercise of the Option]

Submitted by:	Accepted by:
PURCHASER:	EVO TRANSPORTATION & ENERGY SERVICES, INC.
(Signature)	By: Title:
(Print Name) Address:	(Print Name) Address:

(Date Received)

[Signature Page to Exercise Notice]